Exhibit 99.2

RUMBLEON, INC.

NOTICE TO STOCKHOLDERS WHO ARE RECORD HOLDERS

Up to 2,392,344 Shares of Class B Common Stock Issuable

Upon Exercise of Non-Transferable Subscription Rights

November 26, 2024

Dear Stockholder:

Enclosed for your consideration is a prospectus supplement dated November 26, 2024 and the accompanying base prospectus (as amended from time to time, together, the “Prospectus”) relating to the offering by RumbleOn, Inc. (the “Company”) of non-transferable subscription rights (the “Subscription Rights”) to subscribe for up to an aggregate of 2,392,344 shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B common stock”). The Subscription Rights are offered on the terms and subject to the conditions described in the Prospectus and are evidenced by Non-Transferable Subscription Rights Certificates (the “Rights Certificates”).

Pursuant to the rights offering described in the Prospectus (the “Rights Offering”), each stockholder (each, an “Eligible Stockholder”) owning shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), or Class B common stock as of the close of business on November 25, 2024 (the “Record Date”) will receive one non-transferable Subscription Right for every share of Class A common stock or Class B common stock held as of the Record Date. Each Subscription Right entitles the holder to purchase 0.0677 shares of Class B common stock. The subscription price is $4.18 per whole share of Class B common stock, payable in cash (the “Subscription Price”). No fractional shares of Class B common stock will be issued upon the exercise of any Subscription Rights. Accordingly, as each Subscription Right represents the right to purchase 0.0677 shares of Class B common stock, an Eligible Stockholder must hold at least 15 shares of Class A common stock or Class B common stock to receive sufficient Subscription Rights to purchase at least one share of Class B common stock in the Rights Offering. If, pursuant to an Eligible Stockholder’s exercise of its Subscription Rights, the number of shares of Class B common stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of Class B common stock the Eligible Stockholder is entitled to purchase will be rounded down to the nearest whole number. The Subscription Price must be paid for each whole share of Class B common stock that is purchased. Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”) will return any excess payments in the form in which it was made, without interest or deduction.

The Subscription Rights may be exercised at any time during the subscription period, which commences on November 26, 2024 and ends at 5:00 p.m., Eastern Time, on December 12, 2024 (the “Expiration Time”), unless extended by the Company. The Subscription Rights are non-transferable and will not be listed for trading on any stock exchange. This means that Eligible Stockholders may not sell, transfer, or assign their Subscription Rights to anyone else. The Class B common stock is listed on the Nasdaq Capital Market under the symbol “RMBL.”

Enclosed are copies of the following documents:

1.	the Prospectus;

2.	a Rights Certificate;

3.	Instructions as to Use of RumbleOn, Inc. Non-Transferable Subscription Rights Certificates; and

4.	a return envelope, addressed to Broadridge Corporate Issuer Solutions, LLC.

Your prompt attention is requested. To exercise your Subscription Rights, you should complete and sign the Rights Certificate and forward it, with payment of the Subscription Price in full for each share of the Company’s Class B common stock subscribed for pursuant to the Subscription Rights to the Subscription Agent, as indicated on the Rights Certificate and in the Prospectus.

The Subscription Agent must receive the properly completed and duly executed Rights Certificate and payment of the aggregate Subscription Price prior to the Expiration Time.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AND INFORMATION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, TOLL-FREE AT THE FOLLOWING TELEPHONE NUMBER: (888) 789-8409 OR VIA EMAIL AT SHAREHOLDER@BROADRIDGE.COM.